SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2011

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center

500 Virginia Street, East

Charleston, West Virginia 25301

(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 30, 2011 (the “Effective Date”), United Bankshares, Inc. (“United”) entered into an Information Technology Services Agreement (the “Agreement”) with Fidelity Information Services, LLC (“FIS”). Pursuant to the Agreement, the services provided by FIS to United and its subsidiaries generally will include, but are not limited to, deposit and loan account processing services, general ledger processing services, electronic banking services, related hardware and software products, and system development services. The initial term of the Agreement is for seven (7) years following the commencement date of the core processing services, subject to automatic renewals of one year unless written notice of non-renewal is provided by either party at least 180 days prior to renewal. The commencement date of the core processing services is not expected to occur until 2012. Currently, United estimates that its monthly fee for services provided by FIS will be approximately $600,000.

United intends to file a request with the Securities and Exchange Commission for confidential treatment of portions of the Agreement which it believes contain confidential proprietary business information. United will file a Form 8-K at a later date disclosing the sections of the Agreement that will not be subject to its request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date:	July 7, 2011	By:	/s/ Steven E. Wilson
Steven E. Wilson, Executive Vice President, Secretary, Treasurer and Chief Financial Officer